                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT:                 DECEMBER 31, 2003
                                               (DATE OF EARLIEST EVENT REPORTED)

                              TECHTEAM GLOBAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                   0-16284                    38-2774613
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE         (I.R.S. EMPLOYER
          INCORPORATION)               NUMBER)            IDENTIFICATION NUMBER)

       27335 West 11 Mile Road
         Southfield, Michigan                                       48034
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)

                                 (248) 357-2866
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      As previously reported in the Current Report on Form 8-K filed on January 14, 2004, on December 31, 2003, TechTeam Global, Inc. (the "Company") completed the acquisition of all of the outstanding stock (92,472.95 shares) of Digital Support Corporation ("DSC") from DSC's shareholders, Peter S. Brigham, Robert H. Brigham, Christian J. Burneko, Fred O. Cornett, Jr., David W. Han, Satish Lulla, Raj K. Sachdev and Digital Support Corporation 401(K) Plan ("Selling Shareholders"). The Company is now submitting the financial statements of the business acquired.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of business acquired.

      (b)   Pro forma financial information.

      (c)   Exhibits.

(a)   Financial statements of business acquired.

                        REPORT OF INDEPENDENT ACCOUNTANTS

November 13, 2003

To the Board of Directors and Stockholders of Digital Support Corporation:

In our opinion, the accompanying balance sheet and the related statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Digital Support Corporation at September 30, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                               /s/ ARGY, WILTSE & ROBINSON, P.C.

                           DIGITAL SUPPORT CORPORATION
                                  BALANCE SHEET
                               SEPTEMBER 30, 2003

                                     ASSETS

Current assets
   Cash                                                                     $  171,448
   Accounts receivable, less an allowance for doubtful accounts of $5,000    2,475,425
   Unbilled receivables, consisting of amounts currently billable               33,389
   Inventory, less a reserve of $20,000                                         70,180
   Deferred income taxes                                                       134,449
   Other current assets                                                        212,851
                                                                            ----------

         Total current assets                                                3,097,742

Property and equipment, net                                                    313,052
Other assets                                                                    22,393
                                                                            ----------

         Total assets                                                       $3,433,187
                                                                            ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                         $  547,053
   Accrued payroll and related liabilities                                     906,607
   Accrued expenses                                                             80,839
   Accrued income taxes                                                        130,950
   Deferred revenue                                                            123,163
   Note payable                                                                157,238
   Capital lease obligations                                                    45,080
   Other current liabilities                                                   103,209
                                                                            ----------

         Total current liabilities                                           2,094,139

Capital lease obligations                                                       32,815
                                                                            ----------

         Total liabilities                                                   2,126,954
                                                                            ----------

Commitments

Stockholders' equity
   Common stock - no par value, 200,000 shares authorized;
     92,475 shares issued and outstanding                                      373,064
   Retained earnings                                                           933,169
                                                                            ----------

         Total stockholders' equity                                          1,306,233
                                                                            ----------

         Total liabilities and stockholders' equity                         $3,433,187
                                                                            ==========

   The accompanying notes are an integral part of these financial statements.

                           DIGITAL SUPPORT CORPORATION
                               STATEMENT OF INCOME
                          YEAR ENDED SEPTEMBER 30, 2003

Contract revenue                                                  $ 18,674,151

Cost of contract revenue                                            13,847,239
                                                                  ------------

         Gross profit                                                4,826,912

Selling, general, and administrative expense                         4,028,875
                                                                  ------------

         Operating income                                              798,037

Other income                                                            46,842
                                                                  ------------

         Income before income taxes                                    844,879

Provision for income taxes                                            (323,000)
                                                                  ------------

Net income                                                        $    521,879
                                                                  ============

   The accompanying notes are an integral part of these financial statements.

                           DIGITAL SUPPORT CORPORATION
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          YEAR ENDED SEPTEMBER 30, 2003

                                     Common stock                          Total
                                ----------------------     Retained    Stockholders'
                                  Shares       Amount      Earnings        Equity
                                ---------    ---------    ---------    -------------
Balance at September 30, 2002      93,004    $ 373,526    $ 427,941     $   801,467

Repurchase of common stock           (529)        (462)     (16,651)        (17,113)

Net income                             --           --      521,879         521,879
                                ---------    ---------    ---------     -----------

Balance at September 30, 2003      92,475    $ 373,064    $ 933,169     $ 1,306,233
                                =========    =========    =========     ===========

   The accompanying notes are an integral part of these financial statements.

                           DIGITAL SUPPORT CORPORATION
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED SEPTEMBER 30, 2003

Cash flows from operating activities:
   Net income                                                    $ 521,879
                                                                 ---------
   Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization                               358,689
       Increase in allowance for doubtful accounts                   5,000
       Increase in inventory reserve                                20,000
       Deferred income taxes                                       (30,000)
       Increase (decrease) in cash resulting from changes in-
         Accounts receivable                                       (50,235)
         Unbilled receivables                                       (3,884)
         Inventory                                                  (2,120)
         Other current assets                                      (46,688)
         Accounts payable and accrued expenses                    (283,154)
         Accrued payroll and related liabilities                   (16,661)
         Other current liabilities                                  65,700
                                                                 ---------

         Total adjustments                                          16,647
                                                                 ---------

         Net cash provided by operating activities                 538,526
                                                                 ---------

Cash flows from investing activities:
   Purchases of property and equipment                             (93,893)
   Decrease in other assets                                          4,107
                                                                 ---------

         Net cash used in investing activities                     (89,786)
                                                                 ---------

Cash flows from financing activities:
   Net borrowings under bank line-of-credit                         99,238
   Principal payments under notes payable                           (3,913)
   Principal payments under notes payable to stockholders         (501,993)
   Principal payments under capital lease obligations              (74,593)
   Repurchase of common stock                                      (17,113)
                                                                 ---------

         Net cash used in financing activities                    (498,374)
                                                                 ---------

Net decrease in cash                                               (49,634)
Cash at the beginning of the year                                  221,082
                                                                 ---------

Cash at the end of the year                                      $ 171,448
                                                                 =========

   The accompanying notes are an integral part of these financial statements.

                           DIGITAL SUPPORT CORPORATION
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Digital Support Corporation (the "Company") was incorporated in the State of Virginia in April 1984. The Company, which is privately held, provides consulting and technical services to both the Federal government and commercial businesses. In addition, the Company resells and provides maintenance support for microcomputers and related peripherals.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

REVENUE RECOGNITION

A substantial portion of the Company's contract revenue results from contracts with agencies of the Federal government. Revenue is recognized under time and material contracts based upon time (at established rates) and other direct costs incurred. Revenue from the resale of microcomputers and related peripherals is recognized upon shipment. Revenue is recognized under maintenance contracts ratably over the terms of the underlying agreements. Amounts billed, but not yet earned, under these maintenance agreements are recorded as unearned revenue. Revenue recognized on contracts in excess of related billing is reflected as unbilled receivables. Losses on contracts are provided for in the period they are first determined.

INVENTORY

Inventory, which consists principally of computer hardware for resale and computer components used for repairing and replacing computer units, is accounted for using the first in, first out (FIFO) method. Inventory is stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over estimated useful lives of three to five years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

INTANGIBLE ASSET

The Company had an intangible asset that was amortized using the straight-line method over a period of five years. Amortization expense on the intangible asset was $33,187 for the year ended September 30, 2003. The intangible asset was fully amortized as of September 30, 2003.

                           DIGITAL SUPPORT CORPORATION
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2003

INCOME TAXES

Income taxes have been recorded using the liability method. The income tax provision includes Federal and state income taxes both currently payable and changes in deferred taxes due to differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using the enacted tax rates that are expected to be in effect when the differences are expected to reverse.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of September 30, 2003:

      Office equipment                                  $   734,298
      Technical equipment                                   608,655
      Automobiles                                           214,912
      Computer software                                     170,490
      Leasehold improvements                                159,682
      Furniture and fixtures                                 12,143
                                                        -----------
                                                          1,900,180
      Less: accumulated depreciation and amortization    (1,587,128)
                                                        -----------

      Net property and equipment                        $   313,052
                                                        ===========

Equipment acquired under the terms of noncancelable capital leases totaled $573,604 at September 30, 2003. This equipment is being depreciated over five years and resulted in depreciation expense of $73,913 for the year ended September 30, 2003. Accumulated depreciation on this equipment at September 30, 2003 was $495,018. Total depreciation and amortization expense on property and equipment totaled $325,501 for the year ended September 30, 2003.

NOTE 3 - NOTE PAYABLE

The note payable consists of a bank line-of-credit under which the Company may borrow up to the lesser of $3,000,000 or 85% of eligible accounts receivable. Interest is payable at the "Wall Street Journal's" prime rate plus a percentage that varies based on the Company's debt to tangible net worth ratio (a range of 0.5% to 1.0%) (effective interest rate of 4.5% as of September 30, 2003). The line-of-credit is secured by all of the Company's assets, is guaranteed by its stockholders, and expires on January 31, 2004.

The provisions of the line-of-credit agreement require the Company to maintain certain financial covenants, including a minimum tangible net worth and a minimum ratio of current tangible assets to current liabilities. At September 30, 2003, the Company was in compliance with these covenants.

Interest expense, including interest paid to stockholders as discussed in Note 4, which approximated interest paid, totaled $65,670 for the year ended September 30, 2003.

                           DIGITAL SUPPORT CORPORATION
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2003

NOTE 4 - NOTES PAYABLE TO STOCKHOLDERS

The Company had outstanding notes payable to its stockholders totaling $501,993 at September 30, 2002. These notes payable were subordinated to the bank line-of-credit (see Note 3) and were paid off during the year ended September 30, 2003. The notes were unsecured and accrued interest at either 14.55% or 20% per annum, with interest payments due monthly. Interest expense, which approximated interest paid, related to these notes totaled $14,346 for the year ended September 30, 2003.

NOTE 5 - INCOME TAXES

The provision for income taxes consists of the following for the year ended September 30, 2003:

      Current income taxes
        Federal                             $ 297,000
        State                                  56,000
      Deferred income taxes
        Federal                               (25,000)
        State                                  (5,000)
                                            ---------
      Total provision for income taxes      $ 323,000
                                            =========

The reconciliation of the provision for income taxes and the amount computed by applying the United States Federal statutory income tax rate to income before income taxes is as follows:

      Provision for income taxes at Federal statutory rate                 $(287,000)
      State income taxes, net of Federal income tax benefit                  (33,000)
      Other permanent differences (primarily meals and entertainment)         (3,000)
                                                                           ---------
      Total provision for income taxes                                     $(323,000)
                                                                           =========

Deferred income taxes reflect temporary differences in the recognition of revenue and expenses for tax reporting and financial statement purposes. The deferred tax asset as of September 30, 2003 results from the following temporary differences:

      Depreciation and amortization         $  63,230
      Amortization of intangible asset        (17,448)
      Allowance for doubtful accounts          36,962
      Accrued expenses                         51,705
                                            ---------
                                            $ 134,449
                                            =========

During the year ended September 30, 2003, the Company paid income taxes of $260,000.

                           DIGITAL SUPPORT CORPORATION
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2003

NOTE 6 - RETIREMENT PLAN

The Company maintains a 401(k) and profit sharing plan (the "Plan") for all employees over 21 years of age who have completed 90 days of service. Under the Plan, employees may make voluntary contributions up to the maximum amount allowable by law. The Company matches the first 3% of each employee's contributed eligible wages. Company contributions to the Plan vest ratably over six years, beginning with the second year of participation.

The Company may make additional contributions to the Plan at management's discretion. Such additional contributions may be in the form of an additional 401(k) match (up to an additional 3% of each employee's compensation) or as a profit sharing contribution, which would be allocated to all eligible employees based on the ratio of each eligible employee's compensation to total eligible employee compensation. The Company's total contribution to the Plan totaled $174,134 for the year ended September 30, 2003.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, accounts receivable, and unbilled receivables. The Company's management believes the risk of loss associated with cash is very low since cash is maintained in financial institutions. However, at times, the Company may have cash on deposit with a financial institution that exceeds the Federal insured limit. To date, accounts receivable and unbilled receivables have been derived primarily from contracts with agencies of the Federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company maintains reserves for potential credit losses and historically such losses have been within management's expectations.

                           DIGITAL SUPPORT CORPORATION
                  NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 30, 2003

NOTE 8 - COMMITMENTS

The Company leases office and warehouse space under terms of noncancelable operating leases. The Company also leases equipment under the terms of capital leases. The following is a schedule of the future minimum lease payments required under noncancelable operating leases and capital leases that have initial or remaining terms in excess of one year at September 30, 2003:

                                                                   Capital           Operating
   Years ending September 30,                                      Leases             Leases
   -------------------------                                      --------          -----------
   2004                                                           $ 53,171          $   382,000
   2005                                                             36,219              349,000
   2006                                                                 --              353,000
   2007                                                                 --              334,000
   2008                                                                 --              336,000
   Thereafter                                                           --              706,000
                                                                  --------          -----------

   Total minimum lease payments                                     89,390           $2,460,000
                                                                                     ==========
   Less: amount representing interest                              (11,495)
                                                                  --------

   Present value of net minimum lease payments                      77,895
   Less: current portion of capital lease obligations              (45,080)
                                                                  --------

   Noncurrent portion of capital lease obligations                $ 32,815
                                                                  ========

During the year ended September 30, 2001, the Company entered into a noncancelable agreement to sublease office space. This sublease expired in 2003. During the year ended September 30, 2003, the Company recorded sublease income of $97,891.

Rent expense, excluding sublease income, totaled $426,642 for the year ended September 30, 2003.

At September 30, 2003, the Company has a $120,000 letter of credit outstanding relating to a security deposit required for a noncancelable operating office lease. This letter of credit expires June 1, 2004.

(b)   Pro forma financial information.

               PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information for TechTeam Global, Inc. ("TechTeam") set forth below gives effect to the acquisition of Digital Support Corporation ("DSC") using the purchase method of accounting, after giving effect to the adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of operations includes only the results of ongoing operations and excludes such impacts as nonrecurring items related to the acquisition and synergies and related cost savings associated with the integration of the acquisition.

The unaudited pro forma condensed combined statement of financial position as of September 30, 2003 gives effect to the acquisition of DSC as if it occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 give effect to the acquisition as if it occurred on the first day of each of those periods by combining the results for the nine months ended September 30, 2003 of TechTeam with the results for the same period of DSC, and combining the results for the year ended December 31, 2002 of TechTeam with the results for the year ended September 30, 2002 of DSC. The unaudited pro forma condensed combined financial information reflects certain adjustments.

The pro forma condensed combined financial information is for informational purposes only and does not purport to represent what the consolidated financial position or results of operations of TechTeam would actually have been if the DSC acquisition, in fact, had occurred on September 30, 2003, or at the beginning of the periods presented, or to project the consolidated financial position or results of operations as of any future date or any future period. The unaudited pro forma financial information should be read together with (i) the TechTeam Global, Inc. consolidated financial statements as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, including the notes thereto, included in TechTeam's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and (ii) the TechTeam Global, Inc. unaudited condensed consolidated financial statements as of September 30, 2003 and for each of the three- and nine-month periods ended September 30, 2003 and 2002, including the notes thereto, included in TechTeam's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
               CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
                            AS OF SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                                         DIGITAL                         PRO FORMA
                                                        TECHTEAM         SUPPORT       PRO FORMA          TECHTEAM
                      ASSETS                             GLOBAL        CORPORATION    ADJUSTMENTS          GLOBAL
                                                       -----------     -----------    -----------        -----------
                                                                            (In thousands)
Current assets
    Cash and cash equivalents .....................    $    45,118     $       171    $    (6,679)(A)    $    38,610
    Accounts receivable, net ......................         20,927           2,509             --             23,436
    Prepaid expenses and other ....................          2,657             283             --              2,940
    Deferred income taxes .........................          1,524             135             --              1,659
                                                       -----------     -----------    -----------        -----------
    Total current assets ..........................         70,226           3,098         (6,679)            66,645

Property, equipment, and purchased software, net ..          9,646             313             57(A)          10,016
Goodwill and other intangible assets, net..........            837              --          5,316(A)           6,153
Other assets ......................................            895              22             --                917
                                                       -----------     -----------    -----------        -----------
Total assets ......................................    $    81,604     $     3,433    $    (1,306)       $    83,731
                                                       ===========     ===========    ===========        ===========

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
    Current portion of notes payable ..............    $       340     $       202    $        --        $       542
    Accounts payable ..............................          3,393             547             --              3,940
    Accrued payroll, related taxes and
       withholdings ...............................          4,277             907             --              5,184
    Accrued expenses and other ....................          2,230             438             --              2,668
                                                       -----------     -----------    -----------        -----------
    Total current liabilities .....................         10,240           2,094             --             12,334

Long-term liabilities .............................            869              33             --                902

Redeemable convertible preferred stock ............          5,000              --             --              5,000

Shareholders' equity
    Common stock ..................................             97             373           (373)(A)             97
    Additional paid-in capital ....................         65,588              --             --             65,588
    Retained earnings (deficit) ...................           (681)            933           (933)(A)           (681)
    Accumulated other comprehensive income ........            491              --             --                491
                                                       -----------     -----------    -----------        -----------
    Total shareholders' equity ....................         65,495           1,306         (1,306)            65,495
                                                       -----------     -----------    -----------        -----------
Total liabilities and shareholders' equity ........    $    81,604     $     3,433    $    (1,306)       $    83,731
                                                       ===========     ===========    ===========        ===========

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                                                  DIGITAL                      PRO FORMA
                                                 TECHTEAM         SUPPORT       PRO FORMA      TECHTEAM
                                                  GLOBAL        CORPORATION    ADJUSTMENTS      GLOBAL
                                                -----------     -----------    -----------    -----------
                                                     (In thousands, except share and per share data)
Revenue ....................................    $    65,987    $    14,173     $        --    $    80,160
Cost of services delivered .................         54,018         10,482              --         64,500
                                                -----------    -----------     -----------    -----------

Gross profit ...............................         11,969          3,691              --         15,660
Selling, general, and administrative expense         14,630          2,944             252 (B)     17,421
                                                                                      (405)(C)
                                                -----------    -----------     -----------    -----------

Operating income (loss) ....................         (2,661)           747             153         (1,761)
Other income ...............................          1,324             64            (132)(D)      1,256
                                                -----------    -----------     -----------    -----------

Income (loss) before income taxes ..........         (1,337)           811              21           (505)

Income tax provision .......................            459            309               7 (E)        775
                                                -----------    -----------     -----------    -----------
Net income (loss) ..........................    $    (1,796)   $       502     $        14    $    (1,280)
                                                ===========    ===========     ===========    ===========

Basic and diluted loss per share ...........    $     (0.18)                                  $     (0.13)
                                                ===========                                   ===========

Weighted average number of common shares and common share equivalents outstanding

    Basic and diluted ......................          9,975                                         9,975
                                                ===========                                   ===========

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)

                                                                 DIGITAL                       PRO FORMA
                                                 TECHTEAM        SUPPORT        PRO FORMA      TECHTEAM
                                                  GLOBAL       CORPORATION     ADJUSTMENTS      GLOBAL
                                                -----------    -----------     -----------    -----------
                                                     (In thousands, except share and per share data)
Revenue ....................................    $    86,635    $    19,339     $        --    $   105,974
Cost of services delivered .................         66,578         14,435              --         81,013
                                                -----------    -----------     -----------    -----------

Gross profit ...............................         20,057          4,904              --         24,961
Selling, general, and administrative expense         17,801          4,652             337 (B)     22,250
                                                                                      (540)(C)
                                                -----------    -----------     -----------    -----------

Operating income ...........................          2,256            252             203          2,711
Other income (expense) .....................            769            (73)           (184)(D)        512
                                                -----------    -----------     -----------    -----------

Income before income taxes .................          3,025            179              19          3,223
Income tax provision .......................          1,627             76               7 (E)      1,710
                                                -----------    -----------     -----------    -----------
Income before cumulative effect of
    accounting change ......................    $     1,398    $       103     $        12    $     1,513
                                                ===========    ===========     ===========    ===========

Basic and diluted earnings per share before
    cumulative effect of accounting change .    $      0.13                                   $      0.14
                                                ===========                                   ===========

Weighted average number of common shares
    and common share equivalents outstanding
    Basic ..................................         10,957                                        10,957
                                                ===========                                   ===========
    Diluted ................................         11,103                                        11,103
                                                ===========                                   ===========

                     TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 -- PRO FORMA ADJUSTMENTS

Pro forma adjustments for the unaudited pro forma condensed combined statement of financial position as of September 30, 2003, and the condensed combined statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 are as follows:

      (A) To reflect the payment of the initial purchase price of $6,679,000, including acquisition costs of $321,000, for the acquisition of all of the outstanding stock of DSC, to reflect the fair value of identifiable intangible assets and property and equipment in excess of the carrying amounts acquired, and to reflect goodwill as the excess of the purchase price paid over the estimated fair value of the identified net assets acquired.

      (B) To reflect the amortization of identifiable intangible assets resulting from the acquisition, which are amortized on a straight-line basis over a period of ten years.

      (C) To reflect reduced compensation expense to key employees that resulted from contractual compensation agreements with these individuals.

      (D) To reduce interest income for the cash used in the acquisition of DSC.

      (E) To record the related tax effects of the pro forma adjustments to the condensed combined statements of operations.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TECHTEAM GLOBAL, INC.


                                    By:   /s/ Michael A. Sosin
                                       ----------------------------------------
                                    Michael A. Sosin, Vice President, Secretary

Date: March 12, 2004


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                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION

  23.1                  Consent of Independent Accountants


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